Exhibit 99.2

TERM LOAN
AND
SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

(AS LENDER)

WITH

ALLIED MOTION TECHNOLOGIES INC., MOTOR PRODUCTS CORPORATION,
ALLIED MOTION CONTROL CORPORATION, EMOTEQ CORPORATION,
COMPUTER OPTICAL PRODUCTS, INC., AMOT I, INC., AMOT II, INC.,
AMOT III, INC., STATURE ELECTRIC, INC. F/K/A AMOT, INC.
AND AHAB INVESTMENT COMPANY
(BORROWERS)

May 7, 2004

TABLE OF CONTENTS

I.	DEFINITIONS

	1.1	Accounting Terms

	1.2	General Terms

	1.3	Uniform Commercial Code Terms

	1.4	Certain Matters of Construction

II.	TERM LOAN, PAYMENTS

	2.1	Term Loan

	2.2	Repayment of Term Loan

	2.3	Additional Payments

	2.4	Mandatory Prepayments

	2.5	Statement of Account

	2.6	Use of Proceeds

III.	INTEREST AND FEES

	3.1	Interest

	3.2	Reserved

	3.3	Computation of Interest and Fees

	3.4	Maximum Charges

	3.5	Increased Costs

	3.6	Capital Adequacy

IV.	COLLATERAL: GENERAL TERMS

	4.1	Security Interest in the Collateral

	4.2	Perfection of Security Interest

	4.3	Disposition of Collateral

	4.4	Preservation of Collateral

4.5	Ownership of Collateral

4.6	Defense of Lender’s Interests

4.7	Books and Records

4.8	Financial Disclosure

4.9	Compliance with Laws

4.10	Inspection of Premises

4.11	Insurance

4.12	Failure to Pay Insurance

4.13	Payment of Taxes

4.14	Payment of Leasehold Obligations

4.15	Receivables

(a) Nature of Receivables

(b) Solvency of Customers

(c) Locations of Borrower

(d) Collection of Receivables

(e) Notification of Assignment of Receivables

(f) Power of Lender to Act on Borrowers’ Behalf

(g) No Liability

(h) Establishment of a Lockbox Account, Dominion Account

(i) Adjustments

4.16	Inventory

4.17	Maintenance of Equipment

4.18	Exculpation of Liability

4.19	Environmental Matters

4.20	Financing Statements

V.	REPRESENTATIONS AND WARRANTIES

	5.1	Authority

	5.2	Formation and Qualification

	5.3	Survival of Representations and Warranties

	5.4	Tax Returns

	5.5	Financial Statements

	5.6	Corporate Name

	5.7	O.S.H.A. and Environmental Compliance

	5.8	Solvency; No Litigation, Violation, Indebtedness or Default

	5.9	Patents, Trademarks, Copyrights and Licenses

	5.10	Licenses and Permits

	5.11	Default of Indebtedness

	5.12	No Default

	5.13	No Burdensome Restrictions

	5.14	No Labor Disputes

	5.15	Margin Regulations

	5.16	Investment Company Act

	5.17	Disclosure

	5.18	Delivery of Acquisition Agreement

	5.19	Swaps

	5.20	Conflicting Agreements

	5.21	Application of Certain Laws and Regulations

	5.22	Business and Property of Borrowers

	5.23	Section 20 Subsidiaries

	5.24	Anti-Terrorism Laws

	5.25	Tax Shelter Regulations

	5.26	Owosso and Old Stature

VI.	AFFIRMATIVE COVENANTS

	6.1	Payment of Fees

	6.2	Conduct of Business and Maintenance of Existence and Assets

	6.3	Violations

	6.4	Government Receivables

	6.5	Financial Covenants

	6.6	Execution of Supplemental Instruments

	6.7	Payment of Indebtedness

	6.8	Exercise of Rights

	6.9	Anti-Terrorism Laws

VII.	NEGATIVE COVENANTS

	7.1	Merger, Consolidation, Acquisition and Sale of Assets

	7.2	Creation of Liens

	7.3	Guarantees

	7.4	Investments

	7.5	Loans

	7.6	Capital Expenditures

	7.7	Dividends

	7.8	Indebtedness

	7.9	Nature of Business

	7.10	Transactions with Affiliates

	7.11	Leases

	7.12	Subsidiaries and Affiliates

	7.13	Fiscal Year and Accounting Changes

	7.14	Pledge of Credit

	7.15	Amendment of Articles of Incorporation, By-Laws

	7.16	Compliance with ERISA

	7.17	Prepayment of Indebtedness

	7.18	Other Agreements

VIII.	CONDITIONS PRECEDENT

	8.1	Conditions to Initial Advance

		(a)	Good Standing Certificates

		(b)	Certificates

		(c)	Corporate Proceedings of Borrowers

		(d)	Incumbency Certificates of Borrowers

		(e)	Term Loan Note

		(f)	Blocked Accounts

		(g)	Mortgages

		(h)	Filings, Registrations and Recordings

		(i)	UCC, Lien and Other Searches

		(j)	Title Insurance

		(k)	Acquisition

		(l)	Revolving Credit Loan Documents and SVB Term Loan Documents

		(m)	Intercreditor Agreement

		(n)	Leasehold Agreements

		(o)	Consents and Waivers

		(p)	Other Documents

		(q)	Legal Opinion

v

		(r)	No Litigation

		(s)	Financial Condition Certificates

		(t)	Collateral Examination

		(u)	Fees

		(v)	Pro Forma Financial Statements

		(w)	Financial Statements

		(x)	Insurance

		(y)	Environmental Reports

		(z)	Payment Instructions

		(aa)	No Adverse Material Change

		(bb)	Contract Review

		(cc)	Regulation Compliance

		(dd)	Background Searches

		(ee)	Payoff Letters

		(ff)	Other

	8.2	Conditions to the Subsequent Advance

		(a)	Representations and Warranties

		(b)	No Default

IX.	INFORMATION AS TO BORROWERS

	9.1	Disclosure of Material Matters

	9.2	Schedules

	9.3	Environmental Reports

	9.4	Litigation

	9.5	Material Occurrences

	9.6	Government Receivables

	9.7	Financial Reporting and Certification Covenants

	9.8	Other Reports

	9.9	Additional Information

	9.10	Notice of Suits, Adverse Events

	9.11	ERISA Notices and Requests

	9.12	Additional Documents

X.	EVENTS OF DEFAULT

XI.	LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT

	11.1	Rights and Remedies

	11.2	Lender’s Discretion

	11.3	Setoff

	11.4	Rights and Remedies not Exclusive

	11.5	Allocation of Payments After Event of Default

XII.	WAIVERS AND JUDICIAL PROCEEDINGS

	12.1	Waiver of Notice

	12.2	Delay

	12.3	Jury Waiver

XIII.	EFFECTIVE DATE AND TERMINATION

	13.1	Term

	13.2	Termination

XIV.	[RESERVED.]

XV.	BORROWING AGENCY

	15.1	Borrowing Agency Provisions

	15.2	Waiver of Subrogation

XVI.	MISCELLANEOUS

16.1	Governing Law

16.2	Entire Understanding

16.3	Successors and Assigns; Participations; New Lenders

16.4	Application of Payments

16.5	Indemnity

16.6	Notice

16.7	Survival

16.8	Severability

16.9	Expenses

16.10	Injunctive Relief

16.11	Consequential Damages

16.12	Captions

16.13	Counterparts; Telecopied Signatures

16.14	Construction

16.15	Confidentiality; Sharing Information

16.16	Publicity

TERM LOAN
AND
SECURITY AGREEMENT

Term Loan and Security Agreement dated May 7, 2004 among ALLIED MOTION TECHNOLOGIES INC., a corporation organized under the laws of the State of Colorado (“Allied Motion”), MOTOR PRODUCTS CORPORATION, a corporation organized under the laws of the State of Delaware (“Motor Products”), ALLIED MOTION CONTROL CORPORATION, a corporation organized under the laws of the State of Colorado (“Allied Motion Control”), EMOTEQ CORPORATION, a corporation organized under the laws of the State of Colorado (“Emoteq”), COMPUTER OPTICAL PRODUCTS, INC., a corporation organized under the laws of the State of Colorado (“Computer Optical”), AMOT I, INC., a corporation organized under the laws of the State of Delaware (“AMOT I”), AMOT II, INC., a corporation organized under the laws of the State of Delaware (“AMOT II”), AMOT III, INC., a corporation organized under the laws of the State of Delaware (“AMOT III”), STATURE ELECTRIC, INC. f/k/a AMOT, Inc., a corporation organized under the laws of the State of Pennsylvania (“New Stature”) and AHAB INVESTMENT COMPANY, a corporation organized under the laws of the State of Delaware (“Ahab”) (each a “Borrower” and collectively “Borrowers”), and PNC BANK, NATIONAL ASSOCIATION (“Lender”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers and Lender hereby agree as follows:

I.                                         DEFINITIONS.

1.1                                 Accounting Terms.  As used in this Agreement, the Term Loan Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers.

1.2                                 General Terms.  For purposes of this Agreement the following terms shall have the following meanings:

“Acquisition Agreement” shall mean collectively the Agreement and Plan of Merger among Allied Motion, New Stature, and Owosso dated as of February 10, 2004, the Plan of Merger between Owosso and Old Stature dated as of May 7, 2004, the Certificate and Articles of Merger between Owosso and Old Stature dated as of May 7, 2004, the Certificate and Article of Merger between New Stature and Owosso dated as of May 7, 2004, and any amendments, modifications, replacements or substitutions to any of the foregoing.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any

Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” shall mean PNC Bank, National Association, in its capacity as Agent for the Revolving Credit Lenders under the Revolving Credit Loan Documents.

“Ahab” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Lender” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Term Loan and Security Agreement and any amendments, modifications, replacements, and substitutions thereto.

“Allied Motion” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Allied Motion Control” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day or (ii) the Federal Funds Rate in effect on such day plus one-half of one percent (0.50%).

“AMOT I” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“AMOT II” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“AMOT III” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced.

“Authority” shall have the meaning set forth in Section 4.19(d).

“Base Rate” shall mean the base commercial lending rate of Lender as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers of Lender.

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h).

“Blocked Person” shall have the meaning set forth in Section 5.24 hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a consolidated basis” shall mean Allied Motion, Motor Products, Allied Motion Control, Emoteq, Computer Optical, AMOT I, AMOT II, AMOT III, New Stature and Ahab.

“Borrowing Agent” shall mean Allied Motion.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Borrower (besides Allied Motion) to a Person who is not an Original Owner or (b) any merger or consolidation of or with any Borrower or sale of all or substantially all of the property or assets of any Borrower.  For purposes of this definition, “control of Borrower” shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of any Borrower or (y) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

“Change of Ownership” shall mean (a) 50% or more of the common stock of any Borrower (besides Allied Motion) is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of any Borrower (besides Allied Motion) held by any of the Original Owners is convertible or for which any such shares of the capital stock of any Borrower (besides Allied Motion) or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a Person who is an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of any Borrower; provided, that the sale by Allied Motion of any shares of the capital stock of any Borrower (besides Allied Motion) shall be deemed a sale of substantially all of such Borrower’s assets.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

“Closing Date” shall mean May 7, 2004 or such other date as may be agreed to by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean and include:

(a)                                  all Receivables;

(b)                                 all Equipment;

(c)                                  all General Intangibles;

(d)                                 all Inventory;

(e)                                  all Investment Property;

(f)                                    all Real Property;

(g)                                 all Subsidiary Stock;

(h)                                 all of each Borrower’s right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, letters of credit, money, and deposit accounts, including, but not limited to, Borrowers’ Deposit Account Nos.                       ,                                  ,                                 , and                                    maintained with                                                           and Borrowers’ Deposit Account Nos. 3300365546, 3300365599, 3300365192, 3300411387, 3300089081, and 3300411391 maintained with SVB; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and any Borrower;

(i)                                     all of each Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), or (h) of this Paragraph; and

(j)                                     all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), and (i) in whatever form, including, but not limited to:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Lender by which the Purchasing Lender purchases a portion of the Term Loan.

“Computer Optical” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower’s business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Documents” shall have the meaning set forth in Section 8.1(c) hereof.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“EBIT” shall mean for any period the sum of (i) net income (or loss) of Borrowers on a consolidated basis for such period (excluding extraordinary gains and losses, plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes.

“EBITDA” shall mean for any period the sum of (i) EBIT for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

“Emoteq” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Borrower all of such Borrower’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall mean the occurrence of any of the events set forth in Article X hereof.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Borrower all of such Borrower’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Good Faith” or “good faith” shall mean honesty in fact in the conduct or transaction concerned and the test for the good faith of any Person shall be a subjective rather than an objective (or reasonableness) test of such Person’s state of mind.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Guarantor” shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any Security Agreement executed by any Guarantor in favor of Lender securing the Guaranty of such Guarantor.

“Guaranty” shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Lender.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Indebtedness” of a Person at a particular date shall mean all indebtedness, liabilities and obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except Capital Stock and surplus earned or otherwise, and deferred taxes, but only to the extent such taxes are not due and payable in any given fiscal year) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person, whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.  In addition to and without limiting the generality of the foregoing, “Indebtedness” of a Person at a particular date shall also mean and include all of the following indebtedness, liabilities and obligations of such Person, whether or not included as liabilities of such Person in accordance with GAAP: (a) all indebtedness, liabilities and obligations of such Person for borrowed money, and all indebtedness, liabilities and obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) all net obligations of such Person under any hedge agreement; (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding, for the purposes of this definition, trade accounts payable in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capitalized lease obligations and synthetic lease obligations; and (g) all guarantees of such Person in respect of any of the foregoing.  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  Notwithstanding anything to the contrary contained herein, the term “Indebtedness” does not include the indebtedness, liabilities and other obligations of a Person under operating leases.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Initial Advance” shall mean the portion of the Term Loan in the amount of Four Hundred Thousand and No/100ths Dollars ($400,000.00) that, subject to the terms and conditions set forth in this Agreement, shall be advanced on the Closing Date.

“Intercreditor Agreement” shall mean the Intercreditor Agreement between Borrowers, Agent, Lender and SVB dated of even date herewith and any amendments, extensions, modifications, replacements and substitutions thereto.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Investment Property” shall mean and include as to each Borrower, all of such Borrower’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“JCIDA” shall mean the Jefferson County Industrial Development Agency.

“JCIDA Industrial Development Revenue Bonds” shall mean the Variable Rate Demand Industrial Development Revenue Bonds in the original principal amount of $5,750,000.00 issued by the JCIDA for the benefit of Old Stature on or about October 1, 1998, and any amendments, extensions, modifications, replacements or substitutions to such loan.

“JCIDA Industrial Development Revenue Bond Documents” shall mean the JCDIA Industrial Revenue Bonds, all related reimbursements agreements, letters of credit, security agreements, UCC filings, deeds of trust, mortgages, assignments of leases and rents, guaranties, and other agreements, instruments or documents of any kind, and any amendments, extensions, modifications, replacements or substitutions to any of the foregoing.

“Leasehold Interests” shall mean all of each Borrower’s right, title and interest in and to the premises located at 9174 Deering Avenue, Chatsworth, California 91311, 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, and 10002 – B East 43rd Street, Tulsa, Oklahoma 74146 and any other present or future leased premises.

“Lender” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of Lender.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Material Adverse Effect” shall mean a material adverse effect upon (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) any Borrower’s ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender’s rights and remedies under this Agreement and the Other Documents.

“Michigan Mortgage” shall mean the mortgage, assignments of leases and rents, and all related documents securing the Obligations and encumbering the Real Property owned by Motor Products Corporation located in Owosso, Michigan together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Mortgages” shall mean collectively the New York Mortgage and Michigan Mortgage together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Motor Products” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“New Stature” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“New York Mortgage” shall mean the mortgage, assignments of leases and rents, and all related documents securing the Obligations and encumbering the Real Property owned by the Jefferson County Industrial Development Agency and New Stature located in Watertown, New York together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Obligations”  shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrowers to Lender or to any other direct or indirect subsidiary or affiliate of Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower’s Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Lender and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Lender to perform acts or refrain from taking any action.

“Old Stature” shall mean Stature Electric, Inc., a New York corporation, prior to its merger with and into Owosso.

“Original Owners” shall mean New Stature with respect to Ahab, AMOT II and AMOT III with respect to New Stature, AMOT I with respect to AMOT II and AMOT III, Allied Motion

Control with respect to Motor Products, Computer Optical and Emoteq, and Allied Motion with Allied Motion Control and AMOT I.

“Other Documents” shall mean the Term Loan Note, the Mortgages, any Guaranty, any Guarantor Security Agreement, the Intercreditor Agreement, and any and all other agreements, instruments and documents, including, without limitation, pledges, security agreements, deeds of trust, mortgages, assignments of leases and rents, surveys, guaranties, subordination agreements, powers of attorney, consents, attornment agreements, estoppel agreements, landlord waivers, environmental and other indemnification agreements, opinion letters, and all other writings heretofore, now or hereafter executed by or for any Borrower or any Guarantor and/or delivered to Lender in respect of the transactions contemplated by this Agreement.

“Owosso” shall mean Owosso Corporation, a Pennsylvania corporation, prior to its merger with and into New Stature.

“Owosso Companies” shall mean Owosso, Old Stature, and any related Subsidiaries and sister companies (including, but not limited to, DWZM, Inc., a Pennsylvania corporation, The Landover Company, a Pennsylvania corporation, Snowmax, Incorporated, a Pennsylvania corporation, Sooner Trailer Manufacturing Co., a Delaware corporation, GBMC, Inc., a Kansas corporation, Owosso Motor Group, Inc., a Pennsylvania corporation, Astro Air Acquisition Corporation, a Delaware corporation, and M.H. Rhodes, Inc., a Delaware corporation), prior to Owosso’s merger with and into New Stature.

“Owosso Company” shall mean each of the Owosso Companies.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by Lender to participate in the Term Loan and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

“Payment Office” shall mean initially PNC Bank, N.A., Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Lender, if any, which it may designate by notice to Borrowing Agent to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” shall mean (a) Liens in favor of Lender, Agent, and SVB; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien (unless, if such Lien affects Collateral subject to a first priority Lien in favor of Agent under the Intercreditor Agreement, Agent shall have established a reserve for such Lien and any related interest and penalties against the amounts drawn or capable of being drawn by Borrowers as an advance under the Revolving Credit Agreement and such reserve shall not cause an Event of Default to occur under the Revolving Credit Loan Documents or, if such Lien affects Collateral subject to a first priority Lien in favor of Lender’s or SVB’s term loans under the Intercreditor Agreement, Borrowers shall have provided Lender or SVB, as applicable, with sufficient cash collateral to satisfy such Lien and any interest and penalties that may accrue thereon) and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Lender has consented to in writing; (d) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower’s business; (f) judgment Liens that have been stayed or bonded and mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of any Borrower’s business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct of Borrowers’ business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Lender’s rights in and to the Collateral or the value of Borrowers’ property or assets or which do not materially impair the use thereof in the operation of Borrowers’ business; and (i) Liens disclosed on Schedule 1.2.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean at any time any employee pension benefit plan (including a multiple employee plan but not a multiemployer plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at some time a member of the Controlled Group.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3 hereof.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of each Borrower’s right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

“Revolving Credit Loan” shall mean the revolving credit loan between Borrowers and the Revolving Credit Lenders in the original principal amount of $10,500,000.00 pursuant to the Revolving Credit Loan Documents and any amendments, extensions, modifications, replacements or substitutions to such loan.

“Revolving Credit Agreement” shall mean the Revolving Credit and Security Agreement among Borrowers, Revolving Credit Lenders, and Lender, as Lender for the Revolving Credit Lenders, dated of even date herewith and any amendments, modifications, extensions, replacements or substitutions thereto.

“Revolving Credit Lenders” shall mean Lender, SVB and the other financial institutions which are now or which hereafter become a party to the Revolving Credit Agreement.

“Revolving Credit Loan Documents” shall mean the Revolving Credit Agreement, Revolving Credit Note, all related security agreements, UCC filings, guaranties, deeds of trust, mortgages, assignments of leases and rents, guaranties, and other agreements, instruments or documents of any kind, and any amendments, extensions, modifications, replacements or substitutions to any of the foregoing.

“Revolving Credit Note” shall mean the promissory note(s) evidencing the Revolving Credit Loan and any amendments, extensions, modifications, replacements or substitutions thereto.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043 of ERISA or the regulations promulgated thereunder.

“Section 20 Subsidiary” shall mean the Subsidiary of the bank holding company controlling Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

“Subsidiary” shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean all of the Borrowers’ (except for Allied Motions’) issued and outstanding shares of stock.

“Subsequent Advance” shall mean the portion of the Term Loan in the amount of Four Million Six Hundred Thousand and No/100ths Dollars ($4,600,000.00) that, subject to the terms and conditions of this Agreement, shall be advanced simultaneously with the redemption of the JCIDA Industrial Development Revenue Bonds and draw of the remaining monies capable of being drawn under the letter of credit from Lender constituting a portion of the JCIDA Industrial Development Revenue Bond Documents.

“SVB” shall mean Silicon Valley Bank and its successors and assigns.

“SVB Term Loan” shall mean the term loan between Borrowers and SVB in the original principal amount of $3,250,000.00 pursuant to the SVB Term Loan Documents and any amendments, extensions, modifications, replacements or substitutions to such loan.

“SVB Term Loan Agreement” shall mean the SVB Term Loan Agreement among Borrowers and SVB dated of even date herewith and any amendments, extensions, modifications, replacements or substitutions thereto.

“SVB Term Loan Documents” shall mean the SVB Term Loan Agreement, SVB Term Loan Note, all related security agreements, UCC filings, guaranties, deeds of trust, mortgages, assignments of leases and rents, guaranties, and other agreements, instruments or documents of any kind, and any amendments, extensions, modifications, replacements or substitutions to any of the foregoing.

“SVB Term Loan Note” shall mean the promissory note evidencing the SVB Term Loan and any amendments, extensions, modifications, replacements or substitutions thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Termination Event” shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Term Loan Interest Rate” shall mean an interest rate per annum equal to the sum of the Alternate Base Rate plus three-quarters of 1%.

“Term Loan Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

“Toxic Substance” shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances.  “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” shall have the meaning set forth in Section 5.5 hereof.

“Transferee” shall have the meaning set forth in the Section 16.3 hereof..

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.3           Uniform Commercial Code Terms.  All terms used herein and defined in the Uniform Commercial Code as adopted in the State of Colorado from time to time shall have the meaning given therein unless otherwise defined herein.  To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4           Certain Matters of Construction.  The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.            TERM LOAN, PAYMENTS.

2.1           Term Loan.

Subject to the terms and conditions of this Agreement, Lender will make a Term Loan to Borrowers in the amount of Five Million and No/100ths Dollars ($5,000,000.00) in the aggregate which shall be advanced as follows:  (a) the Initial Advance shall be advanced on the Closing Date; and (b) the Subsequent Advance shall be advanced simultaneously with the redemption of the JCIDA Industrial Development Revenue Bonds and the draw of the remaining monies capable of being drawn under the letter of credit from Lender constituting a portion of the JCIDA Industrial Development Revenue Bond Documents.  Subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement, Borrowers shall pay Lender thirty-five (35) consecutive monthly principal and interest payments in the amount of $59,362.00 in principal plus all accrued but unpaid interest each on June 1, 2004 and continuing on a like date each month thereafter followed by one (1) final monthly payment of all remaining principal and accrued but unpaid interest on the Term Loan (such payment shall be due and payable on May 7, 2007). The Term Loan shall be evidenced by a secured promissory note (“Term Loan Note”) in substantially the form attached hereto as Exhibit 2.1.

2.2           Repayment of Term Loan.

(a)           All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender.

(b)           Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.3           Additional Payments.  Borrowers, immediately upon demand, shall pay Lender for any sums expended by Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document (including, without limitation, any Borrower’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof) and, if not promptly paid, shall accrue interest at the Default Rate.  All of the foregoing Obligations shall be secured by the Collateral.

2.4           Mandatory Prepayments.  Subject to Section 4.3 hereof and the terms and conditions set forth in the Intercreditor Agreement, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrowers shall repay the Term Loan in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender.  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.  Such repayments shall be applied to principal and interest on the Term Loan in such order as Lender may determine.  Notwithstanding anything to the contrary contained herein:  (a) if Allied Motion receives any monies from a supplemental offering of its stock, Allied Motion shall not be required to use such monies to prepay the Term Loan or any other Indebtedness to Lender; and (b) all amounts owing under the Term Loan shall become immediately due and payable upon the expiration or earlier termination of the Revolving Credit Loan Documents.

2.5           Statement of Account.  Lender shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of the Initial Advance and Subsequent Advance and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of the Initial Advance or Subsequent Advance shall not adversely affect

Lender.  Each month, Lender shall send to Borrowing Agent a statement showing the accounting for the Initial Advance and/or Subsequent Advance, payments made or credited in respect thereof, and other transactions between Lender and Borrowers, during such month.  The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lender and Borrowers unless Lender receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent.  The records of Lender with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.6           Use of Proceeds.  Borrowers shall apply the Initial Advance to (a) repay existing indebtedness owed to (i) various subordinated creditors of the Owosso Companies described in the Acquisition Agreement; and (ii) any other Person possessing any lien, security interest or other encumbrance or claim against Borrowers’ assets (except for the Permitted Encumbrances), (b) pay fees and expenses relating to this transaction, and (c) to provide for their working capital needs.  Borrowers shall apply the Subsequent Advance to (a) repay existing indebtedness owed to (i) J.P. Morgan Bank & Trust, as Trustee, the bondholders, and Lender by Old Stature under the JCIDA Industrial Development Revenue Bond Documents; (b) pay fees and expenses relating to this transaction, and (c) to provide for their working capital needs.

III.           INTEREST AND FEES.

3.1           Interest.  Interest on the Term Loan shall be payable monthly in arrears, as provided for in Section 2.2 of this Agreement. Interest charges shall be computed on the actual principal amount of the Term Loan outstanding during the month at a rate per annum equal to Term Loan Interest Rate.  Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Term Loan Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Term Loan Interest Rate plus two percent (2%) per annum (the “Default Rate”).

3.2           Reserved.

3.3           Computation of Interest and Fees.  Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.4           Maximum Charges.  In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.5           Increased Costs.  In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 3.5, the term “Lender” shall include Lender and any corporation or bank controlling Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)           subject Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender);

(b)           impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)           impose on Lender any other condition with respect to this Agreement or any Other Document; and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the Term Loan hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of the Term Loan by an amount that Lender deems to be material, then, in any case Borrowers shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be.  Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

3.6           Capital Adequacy.

(a)           In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 3.6, the term “Lender” shall include Lender and any corporation or bank controlling Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrowers shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction.  In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.6 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

(b)           A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 3.6(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

IV.           COLLATERAL:  GENERAL TERMS

4.1           Security Interest in the Collateral.  To secure the prompt payment and performance to Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender’s security interest and shall cause its financial statements to reflect such security interest.  Each Borrower shall promptly provide Lender with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, such Borrower shall be deemed to hereby grant to Lender a security interest and lien in and to such commercial tort claims and all proceeds thereof.

In addition to the foregoing, Borrowers also shall provide Lender with the Mortgages and such Mortgages shall constitute a valid, enforceable and first priority Lien on the affected real property and related assets at all times.

4.2           Perfection of Security Interest.  Each Borrower shall take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender’s security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords’ or mortgagees’ lien waivers, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender’s security interest under the Uniform Commercial Code or other applicable law.  Lender is hereby authorized to file financing statements signed by Lender instead of Borrower in accordance with the Uniform Commercial Code as adopted in the State of Colorado from time to time.  By its signature hereto, each Borrower hereby authorizes Lender to file against such Borrower, one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Lender (which statements may have a description of collateral which is broader than that set forth herein).  All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid to Lender immediately upon demand and, if not paid promptly, shall accrue interest at the Default Rate.  All of the foregoing Obligations shall be secured by the Collateral.

4.3           Disposition of Collateral.  Subject to the terms and conditions set forth in the Intercreditor Agreement, each Borrower will safeguard and protect all Collateral for Lender’s general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $125,000.00 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender’s first priority security interest or (ii) the proceeds of which are remitted to Lender to be applied pursuant to Section 2.4.

4.4           Preservation of Collateral.  Following the occurrence and during the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Lender’s interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower’s owned or leased property.  Each Borrower shall cooperate fully with all of Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct.  All of Lender’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be paid to Lender immediately upon demand and, if not paid promptly, shall accrue interest at the Default Rate.  All of the foregoing Obligations shall be secured by the Collateral.

4.5           Ownership of Collateral.  With respect to the Collateral, at the time the Collateral becomes subject to Lender’s security interest:  (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower’s Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

4.6           Defense of Lender’s Interests.  Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender’s interests in the Collateral shall continue in full force and effect.  During such period no Borrower shall, without Lender’s prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral.  Each Borrower shall defend Lender’s interests in the

Collateral against any and all Persons whatsoever.  At any time following demand by Lender for payment of all Obligations:  (i) Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation:  labels, stationery, documents, instruments and advertising materials; (ii) if Lender exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender.  In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law; and (iii) each Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Lender’s trustee, and such Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

4.7           Books and Records.  Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

4.8           Financial Disclosure.  Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Lender copies of any of any Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Lender any information such accountants may have concerning such Borrower’s financial status and business operations.  Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

4.9           Compliance with Laws.  Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Borrower.  The assets of Borrowers at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Borrowers so that such insurance shall remain in full force and effect.

4.10         Inspection of Premises.  At all reasonable times Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business.  Lender and its agents may enter upon any of each Borrower’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business.

4.11         Insurance.  Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At each Borrower’s own cost and expense in amounts and with carriers acceptable to Lender acting in good faith, each Borrower shall (a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) furnish Lender with within sixty (60) days after the Closing Date, copies of all policies; and (f) furnish Lender with evidence of renewal of such policies at least thirty (30) days prior to the expiration thereof, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as an additional insured and loss payee and/or mortgagee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds under clause (a) shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Lender.  In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and the applicable Borrower to make payment for such loss to Lender and not to such Borrower and Lender jointly.  If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Lender jointly, Lender may endorse such Borrower’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash.  Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above.  All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine.  Any surplus shall be paid by Lender to Borrowers or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by Borrowers to Lender, on demand.  Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Lender shall remit to Borrowers insurance proceeds received by Lender during any calendar year under insurance policies procured and maintained by Borrowers which insure Borrowers’ insurable properties to the extent such insurance proceeds do not exceed $100,000.00 per occurrence or $200,000.00 in the aggregate during such calendar year

(less any amounts remitted to Borrowers by Agent, Lender or SVB for such occurrence or during such calendar year).  Lender shall not be obligated to remit any insurance proceeds to Borrowers unless Borrowers shall provide Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss.  In the event Borrowers have previously received (or, after giving effect to any proposed remittance by Lender, Agent or SVB to Borrowers would receive) insurance proceeds which equal or exceed $100,000.00 per occurrence or $200,000.00 in the aggregate during any calendar year, then Lender may, in its sole discretion, either remit the insurance proceeds to Borrowers upon Borrowers providing Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid.  The agreement of Lender to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred, and (y) Borrowers shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.  The terms and conditions set forth in this Section shall be subject to the terms and conditions set forth in the Intercreditor Agreement with respect to casualty insurance coverage and payments on Collateral.

4.12         Failure to Pay Insurance.  If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower.  Borrowers shall reimburse Lender for such premium immediately upon demand and, if not promptly paid, shall accrue interest at the Default Rate.  All of the foregoing Obligations shall be secured by the Collateral.

4.13         Payment of Taxes.  Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes.  If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender’s opinion, may possibly create a valid Lien on the Collateral (unless such Lien constitutes a Permitted Encumbrance), Lender may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Lender harmless in respect thereof.  Borrowers shall pay Lender the amount of any payment by Lender under this Section 4.13 immediately upon demand and, if not paid, such amount shall accrue interest at the Default Rate.  All of the foregoing Obligations shall be secured by the Collateral.

4.14         Payment of Leasehold Obligations.  Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender’s request will provide evidence of having done so.

4.15         Receivables.

(a)           Nature of Receivables.  Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created.  Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Lender.

(b)           Solvency of Customers.  To the best of each Borrower’s knowledge, each Customer, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)           Locations of Borrower.  Each Borrower’s chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto.  Until written notice is given to Lender by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)           Collection of Receivables.  Until any Borrower’s authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence and during the continuance of an Event of Default), each Borrower will, at such Borrower’s sole cost and expense, but on Lender’s behalf and for Lender’s account, collect as Lender’s property and in trust for Lender all amounts received on Receivables,.  Each Borrower shall deliver to Lender, or deposit or cause to be deposited in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness and all amounts received on Receivables.

(e)           Notification of Assignment of Receivables.  At any time following the occurrence and during the continuation of an Event of Default, Lender shall have the right to send notice of the assignment of, and Lender’s security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both.  Borrowers shall pay Lender immediately upon demand for Lender’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection and, if not promptly paid, shall accrue interest at the Default Rate.  All of the foregoing Obligations shall be secured by the Collateral.

(f)            Power of Lender to Act on Borrowers’ Behalf.  Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Each Borrower hereby constitutes Lender or Lender’s designee as such Borrower’s attorney with power (i) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer (provided, that Lender shall use its best efforts to notify Borrowers of such verifications simultaneously with or within a reasonable amount of time following such verifications); (iv) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender’s interest in the Collateral and to file same; (v) following the occurrence and during the continuation of an Event of Default, to demand payment of the Receivables; (vi) following the occurrence and during the continuation of an Event of Default, to enforce payment of the Receivables by legal proceedings or otherwise; (vii) following the occurrence and during the continuation of an Event of Default, to exercise all of Borrowers’ rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) following the occurrence and during the continuation of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables; (ix) following the occurrence and during the continuation of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) following the occurrence and during the continuation of an Event of Default, to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) following the occurrence and during the continuation of an Event of Default, to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.  Besides possessing the right to establish Blocked Accounts as described below, following the occurrence and during the continuation of an Event of Default, Lender shall have the right at any time to change the address for delivery of mail addressed to any Borrower to such address as Lender may designate and to receive, open and dispose of all mail addressed to any Borrower.

(g)           No Liability.  Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom; provided, that Lender shall be liable for any damages arising from any action taken by such Person if such action constitutes gross negligence or willful misconduct.  Following the occurrence and during the continuation of an Event of Default, Lender may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.  Following the occurrence and during the continuation of an Event of Default, Lender is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower’s liability hereunder.

(h)           Establishment of a Lockbox Account, Dominion Account.  All proceeds of Collateral shall be deposited by Borrowers into a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) maintained at SVB or other institution, as Lender may require pursuant to an arrangement with SVB or such other financial institution.  Borrowers shall issue to SVB and such other financial institution, an irrevocable letter of instruction directing SVB and such other financial institution to transfer such funds so deposited to Lender, either to any account maintained by Lender at SVB or by wire transfer to appropriate account(s) of Lender to be applied against the Obligations.  All funds deposited in such Blocked Account shall immediately become the property of Lender and Borrowers shall obtain the agreement by SVB and such other financial institution to waive any offset rights against the funds so deposited (besides its offset rights for the portion of the deposited funds to be remitted to SVB under the terms and conditions set forth in the Revolving Credit Loan Documents).  Lender shall not assume any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

(i)            Adjustments.  No Borrower will, without Lender’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

4.16         Inventory.  To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17         Maintenance of Equipment.  The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved (except for obsolete and worn-out Equipment which Borrower is attempting to dispose of under Section 4.3 hereof).  No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.  Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

4.18         Exculpation of Liability.  Nothing herein contained shall be construed to constitute Lender as any Borrower’s agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  Lender shall not, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.  Notwithstanding anything to the contrary contained herein, Lender shall be responsible for any damages arising from any action taken by such Person if such action constitutes gross negligence or willful misconduct.

4.19         Environmental Matters.

(a)           Borrowers shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous

Substances on any Real Property except in compliance with applicable law or as allowed by appropriate governmental authorities.

(b)           Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c)           Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws.  Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d)           In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation with respect to the Real Property, request for information concerning the Real Property or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Lender detailing the facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint.  Such information is to be provided to allow Lender to protect its security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

(e)           Borrowers shall promptly forward to Lender copies of any Authority’s request for information, notification of potential liability, or demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and such Authority regarding such claims to Lender until the claim is settled.  Borrowers shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws.  Such information is to be provided solely to allow Lender to protect Lender’s security interest in the Real Property and the Collateral.

(f)            Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any

Person and to avoid subjecting the Collateral or Real Property to any Lien.  If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender’s interest in Collateral:  (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint.  All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and any Borrower.

(g)           Promptly upon the written request of Lender from time to time, Borrowers shall provide Lender, at Borrowers’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property.  Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender.  If such estimates, individually or in the aggregate, exceed $100,000, Lender shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

(h)           Borrowers shall defend and indemnify Lender and hold Lender and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender.  Borrowers’ obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.  Borrowers’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(i)            For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers’ right, title and interest in and to its owned and leased premises.

4.20         Financing Statements.  Except as respects the financing statements filed by Lender and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.            REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1           Authority.  Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder.  This Agreement and the Other Documents constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.  The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower’s corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower is a party or by which it or its property may be bound.

5.2           Formation and Qualification.

(a)           Each Borrower is duly incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower.  Each Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

(b)           The only Subsidiaries of each Borrower are listed on Schedule 5.2(b).

5.3           Survival of Representations and Warranties.  All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true and correct in all materials respects at the time of such Borrower’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4           Tax Returns.  Each Borrower’s federal tax identification number is set forth on Schedule 5.4.  Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable.  To the best of each Borrower’s knowledge, no federal, state or local income tax return of any Borrower for any fiscal year prior to or including the fiscal year ending December 31, 2003 is the subject of any audit or otherwise is being challenged by the applicable governmental authorities except for the audits and challenges described on Schedule 5.4.  The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5           Financial Statements.

(a)           The pro forma balance sheet of Borrowers on a consolidated basis (the “Pro Forma Balance Sheet”) which shall be furnished to Lender within thirty (30) days after the Closing Date shall reflect the consummation of the transactions contemplated by the Acquisition Agreement and under this Agreement (the “Transactions”) and shall be accurate, complete and correct in all material respects and shall fairly reflect the financial condition of Borrowers on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied.  The Pro Forma Balance Sheet shall be certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of each Borrower.  All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, shall be prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

(b)           The twelve-month cash flow projections of the Borrowers on a consolidated basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Chief Financial Officer of each Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.  The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.

(c)           The consolidated and consolidating balance sheets of the Borrowers (except for AMOT I, AMOT II, AMOT III, New Stature and Ahab) and such other Persons described therein as of December 31, 2003, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Borrowers at such date and the results of their operations for such period.  Since December 31, 2003, there has been no material change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date and no material change in the aggregate value of machinery, equipment and Real Property owned by Borrowers.

(d)           The consolidated and consolidating balance sheets of the Owosso Companies as of October 31, 2003, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Owosso Companies at such date and the results of their operations for such period).  Since October 31, 2003, there has been no change in the condition, financial or otherwise, of the Owosso Companies as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by the Owosso Companies except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

5.6           Corporate Name.  No Borrower or Owosso Company has been known by any other corporate name in the past five years and does not sell and has not sold Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower or Owosso Company been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on Schedule 5.6.

5.7           O.S.H.A. and Environmental Compliance.

(a)           Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, CERCLA, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)           Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c)           Except as set forth in Schedule 5.7:  (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage (requiring any governmental permit) or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

5.8           Solvency; No Litigation, Violation, Indebtedness or Default.

(a)           Borrowers are and, after giving effect to the Transactions, Borrowers will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

(b)           Except as disclosed in Schedule 5.8(b), no Borrower has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Borrower, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.

(c)           No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on such Borrower, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

(d)           No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto.  Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect is the subject of an Internal Revenue Service determination letter or, in the case of a prototype plan, an Internal Revenue Service opinion letter, and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan which breach reasonably could result in material liability to any Borrower or Controlled Group member, (vii) no Borrower nor any member of a Controlled Group has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code which reasonably could result in any material liability to any Borrower or Controlled Group member nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043 of ERISA, for which the thirty (30) day notice period contained in 29 CFR §2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any Plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.9           Patents, Trademarks, Copyrights and Licenses.  All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Borrower (except for non-material licenses of software that are available to the general public such as MicroSoft Windows) are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto.  Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof.  Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

5.10         Licenses and Permits.  Except as set forth in Schedule 5.10, each Borrower (a) is in compliance in all material respects with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Borrower.

5.11         Default of Indebtedness.  No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued (and which default would reasonably be expected to have a Material Adverse Effect on such Borrower) and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder (and such event of default would reasonably be expected to have a Material Adverse Effect on such Borrower).

5.12         No Default.  No Borrower is in default in any material respect in the payment or performance of any of its contractual obligations and no Default has occurred.

5.13         No Burdensome Restrictions.  To the best of each Borrower’s knowledge, no Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Borrower.  No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14         No Labor Disputes.  No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.  In addition, to the best of Borrowers’ knowledge, no strikes or walkouts or union organizations are threatened.

5.15         Margin Regulations.  No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of the Term Loan will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16         Investment Company Act.  No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17         Disclosure.  No representation or warranty made by any Borrower in this Agreement or in the Acquisition Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading in any material respect.  There is no fact known to Borrowers or which reasonably should be known to Borrowers which Borrowers have not disclosed to Lender in writing with respect to the transactions contemplated by the Acquisition Agreement, or this Agreement which could reasonably be expected to have a Material Adverse Effect on any Borrower.

5.18         Delivery of Acquisition Agreement.  Lender has received complete copies of the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Lender.

5.19         Swaps.  No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.20         Conflicting Agreements.  No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21         Application of Certain Laws and Regulations.  No Borrower nor any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.22         Business and Property of Borrowers.  Upon and after the Closing Date, Borrowers do not propose to engage in any business other than designing, manufacturing and selling fractional horsepower motors and motion products for commercial operations and activities necessary to conduct the foregoing.  On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

5.23         Section 20 Subsidiaries.  Borrowers do not intend to use and shall not use any portion of the proceeds of the Term Loan, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

5.24         Anti-Terrorism Laws.

(a)           General.  No Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Executive Order No. 13224.  No Borrower, Affiliate of any Borrower, nor their respective agents acting or benefiting in any capacity in connection with the Term Loan or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)          a Person or entity with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)          a person or entity who is affiliated or associated with a person or entity listed above.

No Borrower nor, to the knowledge of any Borrower, any of its agents acting in any capacity in connection with the Term Loan or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.25         Tax Shelter Regulations.  No Borrower intends to treat the Term Loan and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event any Borrower determines to take any action inconsistent with such intention, such Borrower will promptly (1) notify the Lender thereof, and (2) deliver to the Lender a duly completed copy of IRS Form 8886 or any successor form.  If the Borrower so notifies the Lender, the Borrower acknowledges that Lender may treat the Term Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender, as applicable, will maintain the lists and other records required by such Treasury Regulation.

5.26         Owosso and Old Stature.  If Owosso and Old Stature had made the same types of representations and warranties contained in Sections 5.2, 5.4, and 5.6 through 5.24 with respect to the their existence, business operations, financial conditions, and assets immediately prior to the Closing Date, such representations and warranties would have been accurate and complete in all respects subject to the exceptions described in Schedule 5.26 attached hereto and provided that all references to the end of Owosso’s or Old Stature’s fiscal years would refer to October 31st of the applicable years.

VI.           AFFIRMATIVE COVENANTS.

Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1           Payment of Fees.  Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with the establishment and maintenance of any Blocked Accounts as provided for in Section 4.15(h).

6.2           Conduct of Business and Maintenance of Existence and Assets.  (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

6.3           Violations.  Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect on any Borrower.

6.4           Government Receivables.  Take all steps necessary to protect Lender’s interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.5           Financial Covenants.  Borrowers shall observe all of the affirmative and negative financial covenants set forth in the Revolving Credit Loan Documents from time to time.

6.6           Execution of Supplemental Instruments.  Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may request, in order that the full intent of this Agreement may be carried into effect.

6.7           Payment of Indebtedness.  Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

6.8           Exercise of Rights.  Enforce all of its rights under the Acquisition Agreement and the Indemnification Agreement executed in connection therewith including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

6.9           Anti-Terrorism Laws.  The Borrowers and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law.  The Borrowers shall deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrowers compliance with this Section.

VII.          NEGATIVE COVENANTS.

No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1           Merger, Consolidation, Acquisition and Sale of Assets.

(a)           Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

(b)           Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as provided in Section 4.3.

7.2           Creation of Liens.  Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3           Guarantees.  Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except (a) as disclosed on Schedule 7.3, and (b) the endorsement of checks in the ordinary course of business.

7.4           Investments.  Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

7.5           Loans.  Make advances, loans or extensions of credit to any Person, including without limitation, any direct or indirect Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business; (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $100,000.00 at any time outstanding; and (c) loans by Allied Motion to its direct and indirect Subsidiaries.

7.6           Capital Expenditures.  Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Borrowers in excess of $2,000,000.00.

7.7           Dividends.  Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower; provided that Allied Motion shall be entitled to repurchase up to $125,000 of its employee-owned stock in the aggregate in any fiscal year.

7.8           Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) Indebtedness to Lender and SVB; (b) Indebtedness assumed under the Acquisition Agreement; (c) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; (d) Indebtedness described in Schedule 7.8 attached hereto and incorporated herein by this reference; and (e) Indebtedness in the amount of $5,500,000.00 or less in the aggregate that is incurred by Allied Motion, is unsecured, contains reasonable payment terms, and is subject to a written subordination agreement in form and substance and from such persons as may be acceptable to Lender in its discretion acting in good faith.

7.9           Nature of Business.  Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10         Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

7.11         Leases.  Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $1,000,000.00 in any one fiscal year in the aggregate for all Borrowers.

7.12         Subsidiaries and Affiliates.

(a)           Form any Subsidiary, parent company or sister company (besides Borrowers and unrelated shareholders of Allied Motion), permit any Subsidiary, parent company or sister company to exist (besides Borrowers, Allied Motion’s Subsidiaries Emoteq UK, Ltd., Allied Motion Systems Corporation, Allied Motion Process Instrumentation Corporation, Allied Motion Industrial Automation,, Inc., Allied Motion Systems, Ltd., Allied Motion UK Group, Ltd., and Motor Products-Ohio Corporation and New Stature’s Subsidiaries DWZM, Inc., The Landover Company, Snowmax, Incorporated, Sooner Trailer Manufacturing Co., GBMC, Inc., Owosso Motor Group, Inc., Astro Air Acquisition Corporation, M.H. Rhodes, Inc., and unrelated shareholders of Allied Motion) or permit any Subsidiary, parent company, or sister company (besides Borrowers and unrelated shareholders of Allied Motion) to own any assets of any kind (including, but not limited to, the stock or other ownership interests of another Person).

(b)           Enter into any partnership, joint venture or similar arrangement.

7.13         Fiscal Year and Accounting Changes.  Change its fiscal year from December 31 for all Borrowers or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14         Pledge of Credit.  Now or hereafter pledge Lender’s credit on any purchases or for any purpose whatsoever or use any portion of the proceeds of the Term Loan in or for any business other than such Borrower’s business as conducted on the date of this Agreement.

7.15         Amendment of Articles of Incorporation, By-Laws.  Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

7.16         Compliance with ERISA.  (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17         Prepayment of Indebtedness.  Except as permitted under Section 2.14(a) hereof and except for the early payment of accounts payable to obtain discounts from trade creditors on goods and services purchased by any Borrower in the ordinary course of business or the prepayment of rent, insurance premiums, and similar items that would not have a Material Adverse Effect on any Borrower in the ordinary course of business, at any time, directly or indirectly, prepay any Indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.

7.18         Other Agreements.  Enter into any material amendment, waiver or modification of the Acquisition Agreement or any related agreements.

VIII.        CONDITIONS PRECEDENT.

8.1           Conditions to Initial Advance.  The agreement of Lender to make the Initial Advance on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such portion of the Term Loan, of the following conditions precedent:

(a)           Good Standing Certificates.  Lender shall have received good standing certificates for each Borrower dated not more than fifteen (15) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower’s jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower’s business activities or the ownership of its properties necessitates qualification;

(b)           Certificates.  Lender shall have received a copy of the Articles or Certificate of Incorporation of each Borrower and all amendments thereto, certified by the

Secretary of each Borrower or the appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and all agreements of each Borrower’s shareholders certified as accurate and complete by the Secretary of each Borrower;

(c)           Corporate Proceedings of Borrowers.  Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Term Loan Note, the Mortgages, any related agreements, and the Acquisition Agreement (collectively the “Documents”) and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d)           Incumbency Certificates of Borrowers.  Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(e)           Term Loan Note.  Lender shall have received the Term Loan Note duly executed and delivered by an authorized officer of each Borrower;

(f)            Blocked Accounts.  Lender shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Lender for the collection or servicing of the Receivables and proceeds of the Collateral; All of each Borrower’s account debtors shall have received directions to make remittances to such Blocked Accounts.

(g)           Mortgages.  Lender shall have received the Michigan Mortgage duly executed and delivered by an authorized officer of Motor Products and the New York Mortgage duly executed and delivered by an authorized officer of JCIDA and New Stature in form and substance acceptable to Lender in its discretion;

(h)           Filings, Registrations and Recordings.  Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(i)            UCC, Lien and Other Searches.  Lender shall have all UCC, Lien and other searches confirming the perfection and first priority of its liens and security interests against the Collateral and the absence of any unauthorized liens, security interests or other encumbrances upon such assets;

(j)            Title Insurance. Lender shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender’s satisfaction to evidence the form of such policies to be delivered with respect to the Mortgages), in standard ALTA form, issued by a title insurance company(s) satisfactory to Lender, each in an amount equal to not less than the fair market value of the Real Property subject to the each Mortgage, insuring each Mortgage to create a valid Lien on the Real Property with no exceptions which Lender shall not have approved in writing and no survey exceptions and with such endorsements as required by Lender in its discretion;

(k)           Acquisition.  Lender shall have received final executed copies of the Acquisition Agreement, and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documentation shall be consummated prior to the making of the Initial Advance.

(l)            Revolving Credit Loan Documents and SVB Term Loan Documents.

Lender shall have received fully executed copies of the Revolving Credit Loan Documents and SVB Term Loan Documents containing terms and conditions acceptable to Lender in its sole discretion.

(m)          Intercreditor Agreement.  Lender, Agent and SVB shall have entered into an Intercreditor Agreement satisfactory in form and substance to Lender;

(n)           Leasehold Agreements.  Lender shall have received landlord, mortgagee or warehouseman agreements satisfactory to Lender with respect to all premises leased by Borrowers at which Inventory is located or Equipment is located in form and substance acceptable to Lender in its discretion;

(o)           Consents and Waivers.  Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary;

(p)           Other Documents.  Lender shall have received environmental indemnification agreements duly executed by an authorized officer of each Borrower and all of the Other Documents duly executed by the relevant Persons, all in form and substance acceptable to Lender in its discretion;

(q)           Legal Opinion.  Lender shall have received the executed legal opinion of Jaeckle, Fleischmann & Mugel, LLP and any other legal counsel in form and substance satisfactory to Lender which shall cover such matters incident to the transactions contemplated by this Agreement, the Term Loan Note, Mortgages, Other Documents, Acquisition Agreement, and related agreements as Lender may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

(r)            No Litigation.  (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which could, in the reasonable opinion of Lender, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(s)           Financial Condition Certificates.  Lender shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(s).

(t)            Collateral Examination.  Lender shall have completed Collateral examinations and received appraisals and Phase I environmental reports, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest and Equipment of each Borrower and all books and records in connection therewith, including, but not limited to, a field examination verification of the Equipment listed in the Old Stature appraisal performed by Great American in July 2003;

(u)           Fees.  Lender shall have received all fees payable to Lender pursuant to this Agreement and the Revolving Credit Agreement on or prior to the Closing Date pursuant to Article III hereof;

(v)           Pro Forma Financial Statements.  Lender shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lender;

(w)          Financial Statements.  Lender shall have received a copy of (a) the Owosso Companies’ October 31, 2003 fiscal year end audited financial statements and unaudited balance sheets and statements of operations, owners’ equity, and cash flows of the Owosso Companies as of January 31, 2004 and (b) Borrowers’ December 31, 2003 fiscal year end audited financial statements, which statements shall be satisfactory in all respects to Lender;

(x)            Insurance.  Lender shall have received in form and substance satisfactory to Lender, certified copies of Borrowers’ casualty insurance policies, together with loss payable endorsements on Lender’s standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrowers’ liability insurance policies, together with endorsements naming Lender as an additional insured or, at Lender’s option, Certificates of Insurance and endorsements from Borrowers’ insurance companies in form and substance acceptable to Lender in its discretion (if Lender does not require Borrowers to provide Lender with the foregoing policies and endorsements prior to the closing date, such materials shall be delivered to Lender within thirty (30) days following the Closing Date);

(y)           Environmental Reports.  Lender shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned by Borrowers;

(z)            Payment Instructions.  Lender shall have received written instructions from Borrowers directing the application of proceeds of the Initial Advance made pursuant to this Agreement;

(aa)         No Adverse Material Change.  (i) since October 31, 2003, with respect to the Owosso Companies and, since December 31, 2003 with respect to Borrowers, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

(bb)         Contract Review.  Lender shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Lender;

(cc)         Regulation Compliance.  Lender shall have received evidence satisfactory to Lender that each Borrower is in compliance in all material respects with all federal, state and local regulations governing or affecting such Borrower;

(dd)         Background Searches.  Lender shall have received background searches on Richard D. Smith, Susan M. Chiarmonte, Borrowers and the Owosso Companies, the results of which shall be satisfactory in form and substance to Lender;

(ee)         Payoff Letters.  Lender shall have received payoff letters from Bank One, N.A. the successor in interest to NBD Bank, N.A., for itself and as agent, JCIDA, Lender, SVB, and any other Persons deemed necessary by Lender and such payoff letters shall be satisfactory in form and substance to Lender; and

(ff)           Other.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender and its counsel.

8.2           Conditions to the Subsequent Advance.  The agreement of Lender to make the Initial Advance and the Subsequent Advance is subject to the satisfaction of the following conditions precedent as of the date that each such advance is made:

(a)           Representations and Warranties.  Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(b)           No Default.  No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Initial Advance or the Subsequent Advance, as applicable on such date; provided, however that Lender, in its sole discretion, may continue to make such advance notwithstanding the existence of an Event of Default or Default and that any advance so made shall not be deemed a waiver of any such Event of Default or Default; and

Borrowers’ acceptance of the Subsequent Advance shall constitute a representation and warranty by each Borrower as of the date of such advance that the conditions contained in this subsection shall have been satisfied.

IX.                                INFORMATION AS TO BORROWERS.

Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1                                 Disclosure of Material Matters.  Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2                                 Schedules.  Deliver to Lender on or before the 15th day of each month, as and for the prior month (i) accounts receivable ageings, (ii) accounts payable schedules and (iii) Inventory reports.  In addition, each Borrower will deliver to Lender at such intervals as Lender may require:  (A) confirmatory assignment schedules, (B) copies of Customer’s invoices, (C) evidence of shipment or delivery, and (D) such further schedules, documents and/or information regarding the Collateral as Lender may require including, without limitation, trial balances and test verifications.  Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder (provided, that Lender shall use its best efforts to notify Borrowers of such verifications simultaneously with or within a reasonable amount of time following such verifications).  The items to be provided under this Section are to be in form satisfactory to Lender and executed by each Borrower and delivered to Lender from time to time solely for Lender’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender’s Lien with respect to the Collateral.

9.3                                 Environmental Reports.  Furnish Lender, concurrently with the delivery of any financial statements with a certificate signed by the President of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health.  To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

9.4                                 Litigation.  Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Borrower.

9.5                                 Material Occurrences.  Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (f) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6                                 Government Receivables.  Notify Lender immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7                                 Financial Reporting and Certification Covenants.  Borrowers shall observe all of the financial reporting and certification covenants set forth in the Revolving Credit Loan Documents from time to time.

9.8                                 Other Reports.  Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders.

9.9                                 Additional Information.  Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Term Loan Note have been complied with by Borrowers including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business, and (c) promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.10                           Notice of Suits, Adverse Events.  Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

9.11                           ERISA Notices and Requests.  Furnish Lender with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.12                           Additional Documents.  Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.                                    EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1                           failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

10.2                           any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3                           failure by any Borrower to (i) furnish financial information when due or when requested or (ii) permit the inspection of its books or records;

10.4                           issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Borrower’s property;

10.5                           failure or neglect of any Borrower or the JCIDA to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower or the JDICA and Lender which:  (a) is not otherwise described as a separate Event of Default in Section 10, of this Agreement, and (b) if curable, is not cured by the applicable Borrower or the JCIDA within fifteen (15) days’ written notice of such failure or neglect from Lender (provided, that any notice and cure rights contained in this subsection shall not apply in the event that any notice and cure rights for the same Event of Default are contained elsewhere in this Agreement or any Other Document);

10.6                           the occurrence of any event of default by any Borrower or any other obligor under any of the Revolving Credit Loan Documents, SVB Term Loan Documents, or any other material agreement which event of default shall not have been cured or waived within any applicable grace period;

10.7                           any judgment or judgments are rendered or judgment liens filed against any Borrower for an aggregate amount in excess of $250,000.00 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record unless such judgment or judgments are contested in good faith and such Borrower establishes cash reserves satisfactory to Lender;

10.8                           any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws,  or (vii) take any action for the purpose of effecting any of the foregoing;

10.9                           any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.10                     any Affiliate or any Subsidiary of any Borrower, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.11                     any change in any Borrower’s condition or affairs (financial or otherwise) which in Lender’s opinion has a Material Adverse Effect;

10.12                     any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest except as otherwise specifically permitted under this Agreement or the Intercreditor Agreement;

10.13                     a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

10.14                     termination or breach of any Guaranty or Guaranty Security Agreement or similar agreement executed and delivered to Lender in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or similar agreement;

10.15                     any Change of Ownership or Change of Control shall occur;

10.16                     any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Lender;

10.17                     (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; and any of the foregoing actions would reasonably be expected to have a Material Adverse Effect on any Borrower; or (ii) any agreement which is necessary or material to the operation of any Borrower’s business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Borrower;

10.18                     any material portion of the Collateral possessing a fair market value in excess of $50,000.00 in the aggregate shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lender, upon final determination, result in impairment or loss exceeding $50,000.00 in the aggregate of the security provided by this Agreement or the Other Documents;

10.19                     the operations of any Borrower’s manufacturing facility are interrupted at any time for more than five consecutive Business Days, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or

10.20                     an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, would have a Material Adverse Effect on any Borrower.

XI.                                LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT.

11.1                           Rights and Remedies.  Upon the occurrence of (i) an Event of Default pursuant to Section 10.8 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lender to make the Term Loan shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender, all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make the Term Loan and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lender to make the Term Loan hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower.  Upon the occurrence of any Event of Default, Lender, at the option of the Lender, shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.  Lender may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrowers to make the Collateral available to Lender at a convenient place.  With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification.  At any public sale Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower.  In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of each Borrower’s trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.  The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations.  If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

11.2                           Lender’s Discretion.  Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender’s rights hereunder.

11.3                           Setoff.  In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply any Borrower’s property held by Lender to reduce the Obligations.

11.4                           Rights and Remedies not Exclusive.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5                           Allocation of Payments After Event of Default.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Lender on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Lender’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) owing to Lender and any protective advances made by Lender with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to the payment of any fees payable to Lender;

THIRD, to the payment of all of the Obligations consisting of accrued interest;

FOURTH, to the payment of the outstanding principal amount of the Obligations;

FIFTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FOURTH” above;

SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

XII.                            WAIVERS AND JUDICIAL PROCEEDINGS.

12.1                           Waiver of Notice.  Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2                           Delay.  No delay or omission on Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

12.3                           Jury Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.                        EFFECTIVE DATE AND TERMINATION.

13.1                           Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until May 7, 2007 (the “Term”) unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to the last day of the Term or if this Agreement is terminated pursuant to Article XI of this Agreement (the date of such prepayment or termination hereinafter referred to as the “Early Termination Date”), Borrowers shall pay to Lender an early termination fee in an amount equal to (x) three percent (3%) of the outstanding principal balance of the Term Loan as of the Early Termination Date if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, and (y) one percent (1%) of the outstanding principal balance of the Term Loan as of the Early Termination Date if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.  Borrowers shall not be required to pay an additional loan fee for any extension to the Term Note or an additional early termination fee during such extension so long as the terms and conditions of such extension are not materially different than the terms and conditions set forth in this Agreement.

13.2                           Termination.  The termination of the Agreement shall not affect any of Borrower’s or Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated.  The security interests, Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Lender with an indemnification satisfactory to Lender with respect thereto.  Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.  All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.                        [RESERVED.]

XV.                            BORROWING AGENCY.

15.1                           Borrowing Agency Provisions.

(a)                                  Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)                                 The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request.  Lender shall not incur liability to Borrowers as a result thereof.  To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(c)                                  All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof.  Each Borrower waives all suretyship defenses.

15.2                           Waiver of Subrogation.  Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI.                        MISCELLANEOUS.

16.1                           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applied to contracts to be performed wholly within the State of Colorado.  Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of Colorado, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Lender’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s Lender for the purpose of accepting service within the State of Colorado.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.  Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Any judicial proceeding by any Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City and County of Denver, State of Colorado.

16.2                           Entire Understanding.  This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Lender’s respective officers.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

16.3                           Successors and Assigns; Participations; New Lenders.

(a)                                  This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

(b)                                 Each Borrower acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Term Loan to other financial institutions (each such transferee or purchaser of a participating interest, a “Transferee”).  Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of the Term Loan held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in the Term Loan or other Obligations payable hereunder to such Transferee had Lender retained such interest in the Term Loan hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both Lender and such Transferee.  Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Advances.

(c)                                  Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions (each a “Purchasing Lender”) pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender and Lender and delivered to Lender for recording.  Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of Lender thereunder with a Commitment Percentage as set forth therein, and (ii) Lender shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose.  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender’s rights and obligations under this Agreement and the Other Documents.  Borrowers hereby consent to the addition of any such Purchasing Lender.  Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)                                 Lender shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Term Loan owing to Lender and each Purchasing Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers and Lender may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement.  The Register shall be available for inspection by Borrowers at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Each Borrower authorizes Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in Lender’s possession concerning such Borrower which has been delivered to Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with Lender’s credit evaluation of such Borrower.

16.4                           Application of Payments.  Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations.  To the extent that any Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

16.5                           Indemnity.  Each Borrower shall indemnify Lender and its respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

16.6                           Notice.  Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website

Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6.  Any Notice shall be effective:

(a)                                  In the case of hand-delivery, when delivered;

(b)                                 If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)                                  In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day)

(d)                                 In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)                                  In the case of electronic transmission, when actually received;

(f)                                    In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g)                                 If given by any other means (including by overnight courier), when actually received.

(A)	If to Lender at:	PNC Bank, National Association 2121 San Jacinto Suite 1850 Dallas, Texas 75201 Attention: John Wattinger Telephone: (214) 871-7000 Telecopier: (214) 871-2015

with a copy to:		PNC Bank, National Association c/o PNC Agency Services Two Tower Center Blvd, 8th Floor East Brunswick, NJ 08816 Attention: Josephine Griffin Telephone: 732-220-4388 Telecopier: 732-220-4393

with a copy to:		Block Markus & Williams, LLC 1700 Lincoln Avenue, Suite 4000 Denver, Colorado 80203 Attention: Keith Block, Esq. Telephone: (303) 830-0800 Facsimile: (303) 830-0809

(B)	If to a Lender other than Lender, as specified on the signature pages hereof.

(C)	If to Borrowing Agent
	or any Borrower, at:	Allied Motion Technologies Inc. 23 Inverness Way East, Suite 150 Englewood, Colorado 80112 Attention: Richard D. Smith Telephone: (303) 799-8520 ext. 27 Telecopier: (303) 799-8521

16.7                           Survival.  The obligations of Borrowers under Sections 3.7, 3.8, 4.19(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8                           Severability.  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9                           Expenses.  All costs and expenses including, without limitation, reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender’s transactions with any Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements shall be immediately payable by Borrowers and, if not promptly paid, shall accrue interest at the Default Rate.  All of the foregoing Obligations shall be secured by the Collateral.

16.10                     Injunctive Relief.  Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11                     Consequential Damages.  Neither Lender, nor any agent or attorney for Lender shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

16.12                     Captions.  The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13                     Counterparts; Telecopied Signatures.  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

16.14                     Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15                     Confidentiality; Sharing Information.  (a)                         Lender and each Transferee shall hold all non-public information obtained by Lender, or such Transferee pursuant to the requirements of this Agreement in accordance with Lender’s, and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.  Notwithstanding anything herein to the contrary, Lender and any Transferee may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Lender or Transferee relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Term Loan and transactions contemplated hereby.

(b)                                 Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by Lender or by one or more Subsidiaries or Affiliates of Lender and each Borrower hereby authorizes Lender to share any information delivered to Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Lender, it being understood that any such Subsidiary or Affiliate of Lender receiving such information shall be bound by the provision of Section 16.15 as if it were Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

16.16                     Publicity.  Each Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into among Borrowers and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate.

Each of the parties has signed this Agreement as of the day and year first above written.

ATTEST	ALLIED MOTION TECHNOLOGIES INC.

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	Chief Executive Officer

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	MOTOR PRODUCTS CORPORATION

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	Vice President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	ALLIED MOTION CONTROL CORPORATION

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	EMOTEQ CORORATION

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	COMPUTER OPTICAL PRODUCTS, INC.

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	AMOT I, INC.

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	AMOT II, INC.

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	AMOT III, INC.

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	STATURE ELECTRIC, INC. f/k/a AMOT, Inc.

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

ATTEST	AHAB INVESTMENT COMPANY

	By:	/s/ Richard D. Smith
/s/ Susan M. Chiarmonte	Name:	Richard D. Smith
[SEAL]	Title:	President

Address: 23 Inverness Way East, Suite 150
Englewood, Colorado 80112

PNC BANK, NATIONAL ASSOCIATION, as Lender

	By:	/s/ A.M. Conneen
	Name:	A.M. Conneen
	Title:	V.P.

Address: Two Tower Center Boulevard
East Brunswick, New Jersey 08816

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith, as the Chief Executive Officer of Allied Motion Technologies Inc., a Colorado corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the Vice President of Motor Products Corporation, a Delaware corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the President of Allied Motion Control Corporation, a Colorado corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the President of Emoteq Corporation, a Colorado corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the President of Computer Optical Products, Inc., a Colorado corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the President of AMOT I, Inc., a Delaware corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the President of AMOT II, INC., a Delaware corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the President of AMOT III, INC., a Delaware corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the President of Stature Electric, Inc. f/k/a AMOT, Inc., a Pennsylvania corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 6th day of May, 2004, by Richard D. Smith as the President of Ahab Investment Company, a Delaware corporation, on behalf of the corporation.

/s/ Andres Gonzales
Notary Public

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 7th day of May, 2004, by Andrew M. Conneen, Jr. as the Vice President of PNC Bank, National Association, a national banking association, on behalf of the bank.

/s/ Andres Gonzales
Notary Public

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 2.1(a)	Term Loan Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(s)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1.2	Permitted Encumbrances
Schedule 4.5	Equipment and Inventory Locations
Schedule 4.15(c)	Location of Executive Offices
Schedule 4.19	Real Property
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.26	Owosso Companies Exceptions
Schedule 7.3	Guarantees
Section 7.8	Other Permitted Indebtedness